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                                                                       Exhibit 1

                           Agreement of Joint Filing

          Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: July 26, 1999                   SMITH & NEPHEW PLC


                                      By: /s/ Michael Parson
                                          ---------------------------
                                      Name: Michael Parson
                                            -------------------------
                                      Title: Company Secretary
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                                      SMITH & NEPHEW HOLDINGS, INC.


                                      By: /s/ Clifford K. Lomax
                                          ------------------------
                                      Name: Clifford K. Lomax
                                            ----------------------
                                      Title: Chairman of the Board and President
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